EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 33-67066) on Form S-1 and the registration statements (Nos. 333-174057, 333-181472, 333-189093, 333-196057, 333-204753, 333-211424, 333-218037, 333-23516, and 333-238225) on Form S-8 of our reports dated March 15, 2022, with respect to the consolidated financial statements of Expeditors International of Washington, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Seattle, Washington
March 15, 2022